UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 29, 2010, AsiaInfo-Linkage, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). Of the 74,172,529 shares of the Company’s common stock outstanding and entitled to vote as of the August 23, 2010 record date for the Annual Meeting, a total of 53,627,294 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum.

Set forth below are the proposals on which the Company’s stockholders voted at the Annual Meeting and the voting results for each proposal.

1. A proposal (the “Election Proposal”) to elect the following three directors to serve for three-year terms to expire at the 2013 annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steve Zhang	36,917,517	11,355,338	N/A	5,354,439
Thomas Manning	34,386,441	13,887,414	N/A	5,353,439
Sean Shao	29,548,111	18,725,744	N/A	5,353,439

2. A proposal (the “Auditor Ratification Proposal”) to ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the independent registered public accounting firm of AsiaInfo-Linkage for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,278,053	199,086	150,156	0

For the Election Proposal, the votes in favor of Steve Zhang, Thomas Manning and Sean Shao were sufficient to elect each of them as directors. The votes in favor of the Auditor Ratification Proposal were sufficient to approve and adopt the Auditor Ratification Proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: October 1, 2010		/s/ MICHAEL WU
	Name:	Michael Wu
	Title:	Chief Financial Officer